EXHIBIT 4.17

                                  DYNAGEN, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                     AND RIGHTS OF SERIES B PREFERRED STOCK

         The undersigned officers of DYNAGEN, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, as amended to date, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of DynaGen, Inc., on June 16, 1997, adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of certain shares of Series B Preferred Stock, $.01 par value, of the Corporation, which resolution is as follows:

    RESOLVED:       That,  pursuant  to the  authority  vested  in the  Board of
                    Directors  of the  Corporation  and in  accordance  with the
                    General  Corporation  Law of the State of  Delaware  and the
                    provisions    of   the    Corporation's    Certificate    of
                    Incorporation,  a series  of 7,500  shares  of the  class of authorized Preferred Stock, par value $.01 per share, of the
                    Corporation  is hereby  created  as the  Series B  Preferred
                    Stock, and that the designation and number of shares thereof
                    and  the  voting  powers,   designations,   preferences  and
                    relative, participating, optional or other special rights of
                    the  shares  of  such   series,   and  the   qualifications,
                    limitations or restrictions thereof, are as set forth on Exhibit A attached hereto.

         EXECUTED as of this 16th day of June, 1997.

                                           DYNAGEN, INC.


                                           By:      /s/ Dhananjay G. Wadekar
                                                    ----------------------------
                                                    Dhananjay G. Wadekar,
                                                    Executive Vice President and
                                                    Chairman of the Board
ATTEST:


/s/ Kenneth J. Gordon
-----------------------------
Kenneth J. Gordon
Assistant Secretary










                                    EXHIBIT A


A.       DESCRIPTION AND DESIGNATION OF SERIES B PREFERRED STOCK

         1.       DESIGNATION AND DEFINITIONS.

                  (A) DESIGNATION. A total of 7,500 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series B Preferred Stock" and authorized for issuance. The original issue price per share of the Series B Preferred Stock shall be $99.70 (the "SERIES B ORIGINAL ISSUE PRICE").

                  (B) CERTAIN DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

                           "COMMON   STOCK"   means  the  common  stock  of  the
Corporation, $.01 par value.

                           "DIVIDEND PAYMENT DATE" is defined in Section 2(a).

                           "SEC" means the United States Securities and Exchange
Commission.

                           "SERIES B AVERAGE  QUOTED PRICE" means the average of
the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market for the five (5) trading days immediately preceding any holder's Series B Conversion Date, Dividend Payment Date or Series B Mandatory Conversion Date, as applicable.

                           "SERIES B  CONVERSION  DATE" means each date on which
the Corporation receives by telecopy written notice in accordance with Section 5(j) hereof from a holder of Series B Preferred Stock that such holder elects to convert shares of its Series B Preferred Stock, provided that if the Corporation does not receive the original certificate(s) representing the shares of Series B Preferred Stock being converted together with an originally executed copy of the notice of conversion within two (2) trading days after receipt of such telecopied notice, then the date on which the Corporation receives such original certificate(s) and notice shall be the Series B Conversion Date with respect to such conversion.

                           "SERIES B  CONVERSION  PRICE" is  defined  in Section
5(b).

                           "SERIES B EFFECTIVE  PRICE"  means the average of the
closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market for the five (5) trading days immediately preceding the date on which the SEC declares effective the Series B Registration Statement.

                           "SERIES B ISSUE  DATE"  means,  with  respect to each
share of Series B Preferred Stock held by any holder, the date on which the Corporation originally issued such share to such holder (irrespective of any subsequent transfer or other disposition of such share to any other holder).

                           "SERIES  B  LIQUIDATION  PREFERENCE"  is  defined  in
Section 3(a).

                           "SERIES B REGISTRATION  RIGHTS  AGREEMENT"  means the
Registration   Rights   Agreement   between  the  Corporation  and  the  initial
purchaser(s) of the Series B Preferred Stock.

                           "SERIES   B   REGISTRATION   STATEMENT"   means   the
registration statement to be filed by the Corporation under the Securities Act of 1933, as amended, to register the shares of Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the terms of the Series B Registration Rights Agreement.

                           "SERIES B STATED  DIVIDEND"  is  defined  in  Section
2(a).

         2.       DIVIDENDS.

                  (A) STATED DIVIDEND. Commencing on the Series B Issue Date and continuing thereafter, each holder of Series B Preferred Stock will be entitled to receive a dividend of Seven Dollars ($7.00) per share per annum (the "SERIES B STATED DIVIDEND"). The Series B Stated Dividend will accrue daily on the basis of a 360-day year of twelve 30-day months, whether or not the Corporation has earnings or surplus, and the dividend payable to the holder of a share of Series B Preferred Stock on the first Dividend Payment Date after the share is issued will be the accrued dividend from the day the share is issued to the Dividend Payment Date. The Series B Stated Dividend will be payable in shares of Common Stock in accordance with Section 2(c) on the last trading day of each fiscal quarter of the Corporation (a "DIVIDEND PAYMENT DATE"). Series B Stated Dividends shall be cumulative and to the extent not previously paid, shall be paid upon conversion, liquidation, dissolution, or winding-up of the Corporation, whether or not earned or declared.

                  (B) PAYMENT OF ACCRUED DIVIDENDS UPON CONVERSION, LIQUIDATION, DISSOLUTION, OR Winding-Up. On each Series B Conversion Date and each Series B Mandatory Conversion Date, all Series B Stated Dividends accrued since the last Dividend Payment Date with respect to the converted shares of Series B Preferred Stock shall be paid to the holder of record of such converted shares. All Series B Stated Dividends accrued since the last Dividend Payment Date with respect to any outstanding share of Series B Preferred Stock shall be paid to the holder of record thereof upon the liquidation, dissolution, or winding-up of the Corporation.

                  (C) PAYMENT IN COMMON STOCK. The Corporation shall pay the Series B Stated Dividends in shares of Common Stock at the then Series B Average Quoted Price as of the relevant Dividend Payment Date.

                  (D) FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no fractional shares shall be issued pursuant to this Section 2, and the number of shares of Common

Stock issued upon the payment of the Series B Stated Dividend shall be rounded up to the nearest whole share.

                  (E) DECLARED DIVIDENDS. If the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock, the holders of the Series B Preferred Stock shall be entitled to the amount of cash dividends on the Series B Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such cash dividend, provided that the Series B Preferred Stock shall rank as to dividends junior to the Series A Preferred Stock. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series B Preferred Stock held by each holder, and not upon each share of Series B Preferred Stock so held by the holder.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (A) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock, and subject to the liquidation rights and preferences of the Series A Preferred Stock and any other class or series of Preferred Stock designated by the Board of Directors, after the date hereof and in accordance with the provisions of Section 4(b) hereof, to be senior to the Series B Preferred Stock with respect to liquidation preferences, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the Series B Original Issue Price per share of Series B Preferred Stock held by any holder, plus all Series B Stated Dividends that have become due but have not been paid, and all accrued but not yet due dividends, to the date of final distribution (whether earned or not) (the "SERIES B LIQUIDATION PREFERENCE"). For purposes hereof, the Series B Preferred Stock shall rank on liquidation junior to the Series A Preferred Stock.

                  If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds of those assets, available for distribution to the holders of the Series B Preferred Stock and of the shares of all other classes or series that are on a parity as to distributions on liquidation with the Series B Preferred Stock are not sufficient to pay in full the preferential amount required to be distributed to the holders of the Series B Preferred Stock and of all other classes or series that are on a parity as to distributions on liquidation with the Series B Preferred Stock, then the assets, or the proceeds of those assets, that are available for distribution to the holders of Series B Preferred Stock and of the shares of all other classes or series that are on a parity as to distributions on liquidation with the Series B Preferred Stock will be distributed to the holders of the Series B Preferred Stock and of the shares of all other classes or series that are on a parity as to distributions on liquidation with the Series B Preferred Stock ratably in accordance with the respective amount of the Series B liquidation preferences of the shares held by each of them. After payment of the full amount of the Series B Liquidation Preference (including accumulated unpaid dividends and accrued dividends) and accumulated and accrued dividends to which holders of Series B Preferred Stock are entitled, the holders of Series B Preferred Stock will not be entitled to any further distribution of assets of the Corporation. For the purposes of this Section, neither a consolidation or merger of the Corporation with another corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities, will be considered a liquidation, dissolution, or winding-up of the Corporation.

                  (B) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

         4.       VOTING POWER.

                  (A) GENERAL.  Except as otherwise  expressly  provided in this
Section 4 or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of
Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  Such determination of "whole shares" shall be based upon the aggregate number of shares of Series B Preferred Stock held by each holder, and not upon each share of Series B Preferred Stock so held by the holder.

                  (B)  AMENDMENTS.  While any shares of Series B Preferred Stock are outstanding, the Corporation will not, directly or indirectly, or through a merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, (i) create or increase the authorized number of shares of any class or series of stock ranking prior to or on a parity with the Series B Preferred Stock either as to dividends or upon liquidation; provided, however that, without the consent of the holders of Series B Preferred Stock, the Corporation may issue up to (x) $2,000,000 in any class or series of stock ranking senior to the Series B Preferred Stock and (y) $3,000,000 in any class or series of stock ranking on a parity with the Series B Preferred Stock, (ii) create or increase the authorized shares of any class or series of stock that entitles the holder to vote in the election of directors, other than (x) Common Stock or (y) securities that are convertible into or exchangeable for shares of Common Stock, that are voted with regard to the election of directors together with the Common Stock and that do not entitle the holders to cast more than one vote for each share of Common Stock into which those securities may be converted, or for which they may be exchangeable, (iii)
amend,   alter,   or  repeal
any of the provisions of the Certificate of Incorporation or By-laws of the Corporation, or of this resolution, so as to affect adversely the preferences, special rights or powers of the Series B Preferred Stock, (iv) authorize any reclassification of the Series B Preferred Stock, (v) require the exchange of Series B Preferred Stock for other securities (whether or not issued by the Corporation) or assets, or (vi) increase the number of shares of Series B Preferred Stock that the Corporation is authorized to issue pursuant to this resolution.

         5.       CONVERSION RIGHTS.

                  (A) OPTIONAL CONVERSION. No shares of Series B Preferred Stock held by any holder shall be convertible by such holder prior to one hundred fifty (150) days after the Series B Issue Date to such holder. Beginning one hundred fifty (150) days after the Series B Issue Date to such holder, each such holder of Series B Preferred Stock shall have the right, at such holder's option, to convert during any five (5) trading day period not more than twenty percent (20%) of the shares of Series B Preferred Stock originally issued or transferred to the holder, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series B Preferred Stock to be converted by a fraction, the numerator of which is the Series B Original Issue Price, and the denominator of which is the applicable Series B Conversion Price (as defined below).

                  (B) CONVERSION PRICE. The conversion price per share (the "SERIES B CONVERSION PRICE") shall be equal to the lesser of subsections (i) and
(ii) below.

                           (i) One  hundred  twenty-five  percent  (125%) of the
Series B Effective Price.

                           (ii) (A)  Beginning on the 150th day after the Series
B Issue Date and ending on the 180th day after the Series B Issue Date, eighty percent (80%) of the Series B Average Quoted Price;

                                (B)  Beginning on the 181st day after the Series
B Issue Date and ending on the 270th day after the Series B Issue Date, seventy-eight percent (78%) of the Series B Average Quoted Price;

                                (C)  Beginning on the 271st day after the Series
B Issue Date and ending on the second anniversary of the Series B Issue Date, seventy-five percent (75%) of the Series B Average Quoted Price.

                  (C) MANDATORY CONVERSION. On the date that is two (2) years from a Series B Issue Date to any holder of Series B Preferred Stock (the "SERIES B MANDATORY CONVERSION DATE"), all shares of the Series B Preferred Stock then held by such holder and issued on such Series B Issue Date shall, without any action on the part of such holder, be automatically converted into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series B Preferred Stock then held by such holder and issued on such Series B Issue Date by a fraction, the numerator of which is the Series B Original Issue Price and the denominator of which is the applicable Series B Conversion Price.

                  (D) LIMITATION ON NUMBER OF SHARES. Additionally, notwithstanding anything set forth in this Section 5 to the contrary, in no event shall any holder of Series B Preferred Stock, prior to the Series B Mandatory Conversion Date, be entitled to convert Series B Preferred Stock into shares of Common Stock to the extent that (x) the number of shares of the Corporation's Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock that may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B Preferred Stock held by such holder) plus (y) the number of shares of Common Stock issuable upon such conversion would result in beneficial ownership by the holder or any person controlling the holder of more than 4.9% of the shares of Common Stock then outstanding. For purposes of this Section 5(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and 13G promulgated thereunder. Each holder shall, upon delivering to the Corporation a notice of election to convert shares of Series B Preferred Stock in accordance with Section 5(j) hereof, be required to provide the Corporation with a completed certificate in the form of Annex 1 hereto. If the holder cannot make such certification, the shares of Series B Preferred Stock to be converted shall not be convertible. Notwithstanding the foregoing, upon the Series B Mandatory Conversion Date, all such shares of Series B Preferred Stock then outstanding shall be converted into Common Stock in accordance with Section 5(c) hereof.

                  (E) EQUITABLE ADJUSTMENT. If the Corporation (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, or (iii) combines its outstanding Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior to that event will be adjusted so that the holder of a share of Series B Preferred Stock surrendered for conversion after that event will receive the number of shares of Common Stock of the Corporation which the holder would have received if the share of Series B Preferred Stock had been converted immediately before the happening of the event (or, if there is more than one such event, if the share of Series B Preferred Stock had been converted immediately before the first of those events and the holder had retained all the Common Stock or other securities or assets received after the conversion). An adjustment made pursuant to this Subparagraph 5(e) will become effective immediately after the record date in the case of a dividend or distribution, except as provided in Subparagraph 5(h), and will become effective immediately after the effective date in the case of a subdivision or combination. If such dividend or distribution is declared but is not paid or made, the Series B Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Series B Conversion Price will not affect any conversion which takes place before the readjustment.

                  (F) DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Series B Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series B Preferred Stock.

                  (G) CAPITAL REORGANIZATION, ETC. If there is a capital reorganization, recapitalization, reclassification, or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or a merger or consolidation of the Corporation with any other entity that results in a reclassification, change, conversion, exchange, or cancellation of outstanding shares of Common Stock, or a sale or transfer of all or substantially all of the assets of the Corporation, upon any subsequent conversion of Series B Preferred Stock, each holder of the Series B Preferred Stock will be entitled to receive the kind and amount of securities, cash and other property which the holder would have received if the holder had converted the shares of Series B Preferred Stock into Common Stock immediately before the first of those events and had retained all the securities, cash and other assets received as a result of all those events.

                  (H) DEFERRALS. In any case in which this Section 5 provides that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event (i) issuing to the holder of any share of Series B Preferred Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment over and above the Common Stock issuable upon the conversion before giving effect to the adjustment; and (ii) paying to the holder any cash in lieu of any fractional share pursuant to Subsection 5(k).

                  (I) CERTIFICATE AS TO ADJUSTMENTS;  NOTICE BY CORPORATION.  In
each case of an adjustment or  readjustment  of the type described in Paragraphs
(e), (f), (g), or (h) of this Section 5, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (J)  EXERCISE  OF  CONVERSION   PRIVILEGE.   To  exercise  its
conversion privilege, a holder of Series B Preferred Stock shall give written notice by telecopy to the Corporation at its principal office that such holder elects to convert shares of its Series B Preferred Stock and, within two (2) trading days thereafter, shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The reverse side of the certificate(s) for shares of Series B Preferred Stock surrendered for conversion shall be completed and executed by the holder or such certificate(s) shall be accompanied by other proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Series B Conversion Date, but in no event more than three (3) trading days after the Series B Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series B Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby. If the Corporation fails to issue and deliver to such holder such certificate(s) for shares of Common Stock within three (3) trading days after the Series B Conversion Date, the Corporation shall pay the liquidated damages set forth in Section 18, and make the payments required by Section 19, of the Securities Purchase Agreement between the Corporation and the initial purchaser(s) of the Series B Preferred Stock with respect to the sale and issuance of the Series B Preferred Stock.

                  (K) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Series B Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

                  (L) PARTIAL CONVERSION. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock that were not converted.

                  (M) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series B Preferred Stock), and if at any time the number of authorized but unissued shares of

Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series B Preferred Stock), the Corporation shall use all reasonable efforts and take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         6. STATUS. Upon any conversion, exchange or redemption of shares of Series B Preferred Stock, the shares of Series B Preferred Stock that are converted, exchanged, or redeemed will have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock that the Corporation will have authority to issue will not be decreased by the conversion, exchange or redemption of shares of Series B Preferred Stock, but the number of shares of Series B Preferred Stock that the Corporation will have authority to issue will be reduced so that the shares of Series B Preferred Stock that were converted, exchanged, or redeemed may not be re-issued.

         7.       NOTICES OF RECORD DATE.  In the event of any:

                  (A) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (B) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (C) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii)   the   date  on   which   any   such   reorganization,   reclassification,
recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

         8.       MISCELLANEOUS.

                  (A)  The  headings  of  the  various   subdivisions   of  this
resolution are for convenience only and will not affect the meaning or interpretation of any of the provisions of this resolution.

                  (B) The preferences, special rights, or powers of the Series B Preferred Stock may be waived, and any of the provisions of the Series B Preferred Stock may be amended, only by the affirmative vote at a meeting or the written consent of holders of record of at least a majority of the outstanding shares of Series B Preferred Stock.








                                     ANNEX I


                             CONVERSION CERTIFICATE


                                     [Date]


DynaGen, Inc.
99 Erie Street
Cambridge, MA  02139

Dear Sir or Madam:

         The undersigned holder of the Series B Preferred Stock (the "Holder") of DynaGen, Inc. (the "Company") has submitted a notice of election to convert _____ shares of the Company's Series B Preferred Stock. The Holder hereby certifies that the conversion of such shares of Series B Preferred Stock will not result in the Holder holding more than 4.9% of the outstanding shares of the Company's Common Stock on the Series B Conversion Date for such converted shares of Series B Preferred Stock.

         All capitalized terms used herein and not defined herein shall have the
meaning  ascribed  to  them  in  the  Company's   Certificate  of  Designations,
Preferences, and Rights of Series B Preferred Stock.

                                                [HOLDER]



                                                By:  ___________________________
                                                     Name:
                                                     Title: